[Globetel Logo]

       GLOBETEL COMMUNICATIONS PROVIDES OPERATIONAL UPDATE TO SHAREHOLDERS

FT. LAUDERDALE, FL - APRIL 26, 2007 - GlobeTel Communications Corp. (PK: GTEM) today announced that it has embarked upon a significant realignment of its business goals and corporate structure commencing with the thrust of critical objectives for the Sanswire Stratellite program, a restructuring of GlobeTel Wireless, the winding down of the operations of its wholesale carrier division, Centerline Communications Corp., and a pressing commitment to bring its financial filings up-to-date.

"It is imperative that our focus targets the timely pursuit of Sanswire's Stratellite, low and mid altitude airship opportunities, and the continued construction of wireless broadband networks, such as that in Mexico," stated GlobeTel Communications Corp. Chief Executive Officer Peter Khoury. "We have been simplifying our focus with the intent of exploiting our developed intellectual property in the near term."

The streamlining began with the sale of the Magic Money division in November 2006, shortly after Mr. Khoury was appointed CEO. It continued with the re-evaluation of the then-current projects and pilots and the decision to not pursue any of these. Today it culminates with winding down Centerline, including the pursuit of plans to sell or redeploy parts of its infrastructure and the restructuring of GlobeTel Wireless.

GlobeTel Wireless will now be focused on sales efforts and the construction of broadband wireless networks in areas currently underserved by phone companies and cable companies which fail to provide adequate broadband internet access whether in the United States or abroad. In order to facilitate this change, we have engaged Uli Altivater, former President of Globetel Wireless, as a consultant to provide additional engineering and manufacturing support enabling the concentration on our core competencies. We have also taken steps to close our German operations by placing our German subsidiary under creditor protection. The German network did not meet our commercial expectations, and the cost and expense of maintaining our presence in Germany had become prohibitive.

Through our continued testing of Sanswire 2A Technology Demonstrator we have identified opportunities for a low to mid-altitude platform based on the Sanswire 2A. The new platform, SkySat, will fill the gap between tethered aerostats currently in use and the Stratellite high altitude airship designed to maintain and altitude of 65,000 feet. The SkySat is being designed to operate at an altitude of 8,000 to 15,000 feet and to maintain the station for up to 10 days.

CEO Peter Khoury continued, "In addition to our focus on the sale and implementation of broadband wireless networks and pursuit of opportunities for Sanswire, we are committed to bringing our financial statements up-to-date with the assistance of our new accounting team. This is one of our highest priorities as we continue to cooperate with the ongoing SEC investigation that includes a review of accounting practices related to Centerline."

With regard to the class action lawsuit, "Richard Stevens v. GlobeTel Communications Corp.," GlobeTel is pleased with the Court's decision with respect to the claims against the Company's officers and directors, current and former. We believe the remaining claims against the Company and its former CEO, Timothy Huff, are baseless and we intend to review our options with counsel.


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GlobeTel is transforming to better exploit the technologies in which the Company has made significant investments over the past few years. We are aligning these technologies to the potential business opportunities at hand, and seeking patent protection for our innovations. With our renewed focus we look to move as quickly as possible to bring our filings up-to-date and move on these opportunities for our wireless, VoIP and Stratellite divisions.

About GlobeTel Communications Corp.

GlobeTel Communications Corp. develops and provides an integrated suite of terrestrial and aerospace telecommunications products and services, leveraging its advances in VoIP and Wireless Access technologies. Its proprietary HotZone and Sanswire platforms enable simpler, cheaper transmission of voice and data. For more information, please visit: www.globetel.net.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including an ongoing formal investigation by the U.S. Securities & Exchange Commission and delayed filings of quarterly results, any of which could cause the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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Contact: GlobeTel Communications Corp.
(954) 607-1295